                                  EXHIBIT 16

General American Mutual Holding Company:  a mutual holding company.
---------------------------------------

      GenAmerica Corporation:  formed to hold all of the stock of General
      ----------------------
      American Life Insurance Company.

            Walnut Street Securities, Inc.:  wholly-owned, third-tier
            ------------------------------
            subsidiary engaged in the process of selling variable life insurance and variable annuities and other securities.

                  Walnut Street Advisers, Inc.:  wholly-owned subsidiary of
                  ----------------------------
                  Walnut Street Securities engaged in the business of giving investment advice.

                  WSS Insurance Agencies (Alabama, Massachusetts, Ohio,
                  -----------------------------------------------------
                  Texas), Inc.:  formed to act as insurance agencies.
                  ------------

            Collaborative Strategies, Inc.:  wholly-owned business management
            ------------------------------
            consulting company.

            GenAmerica Capital I:  Wholly-owned Delaware trust formed for the
            --------------------
            purpose of issuing securities as an investment vehicle for GenAmerica Corporation.

            Missouri Reinsurance (Barbados), Inc.:  wholly-owned Barbados
            -------------------------------------
            exempt life, accident and health reinsurance company.

            General American Life Insurance Company:  an insurance company
            ---------------------------------------
            selling life and health insurance and pensions.

                  Cova Corporation:  wholly-owned subsidiary formed to own
                  ----------------
                  the former Xerox Life companies.

                        Cova Financial Services Life Insurance Company:
                        ----------------------------------------------
                        wholly-owned by Cova Corporation, engaged in the business of selling annuities and life insurance.

                              First Cova Life Insurance Company:  wholly-
                              ---------------------------------
                              owned by Cova Financial Services Life Insurance Company, engaged in the sale of life insurance in New York.

                              Cova Financial Life Insurance Company:  wholly-
                              -------------------------------------
                              owned by Cova Financial Services Life Insurance Company, engaged in the sale of life insurance and annuities in California.

                        Cova Life Management Company:  wholly-owned by Cova
                        ----------------------------
                        Corporation. Employer of the individuals operating the Cova companies.


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                              Cova Investment Advisory Corporation:  wholly-
                              ------------------------------------
                              owned by Cova Life Management Company.
                              Intended to provide investment advice to Cova Life insureds and annuity owners.

                              Cova Investment Allocation Corporation:
                              --------------------------------------
                              wholly-owned by Cova Life Management Company. Intended to provide advice on allocation of premiums to Cova Life insureds and annuity owners.

                              Cova Life Sales Company:  wholly-owned by Cova
                              -----------------------
                              Life Management Company.  Broker-dealer
                              established to supervise sales of Cova Life contracts.

                              Cova Life Administration Services Company:  49%
                              -----------------------------------------
                              owned by Cova Life Management Company.
                              Provides administrative services for Cova annuities. (51% owned by Genelco
                              Incorporated.)

                  General Life Insurance Company:  wholly-owned subsidiary,
                  ------------------------------
                  domiciled in Texas, engaged in the business of selling life insurance and annuities.

                        General Life Insurance Company of America:  wholly-
                        -----------------------------------------
                        owned subsidiary, domiciled in Illinois, engaged in the business of selling life insurance and annuities.

                  Paragon Life Insurance Company:  wholly-owned subsidiary
                  ------------------------------
                  engaged in employer sponsored sales of life insurance.

                  Equity Intermediary Company:  wholly-owned subsidiary
                  ---------------------------
                  holding company formed to own stock in subsidiaries.

                        Reinsurance Group of America, Incorporated:
                        ------------------------------------------
                        subsidiary, of which approximately 64% is owned by Equity Intermediary and the balance by the public.

                              RGA Sudamerica S.A.:  Chilean subsidiary, of
                              -------------------
                              which all but one share is owned by RGA and one share is owned by RGA Reinsurance Company, existing to hold Chilean reinsurance operations.

                                    BHIF America Sequros de Vida S.A.:
                                    ---------------------------------
                                    Chilean subsidiary, of which 50% is owned by RGA Sudamerica S.A. and 50% is owned by Chilean interests, engaged in business as a life/annuity insurer.


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                                    RGA Reinsurance Company Chile S.A.:  100%
                                    ----------------------------------
                                    owned by RGA, engaged in business of
                                    reinsuring life and annuity business of
                                    BHIF America.

                              Manantial Sequros de Vida S.A.:  Argentinean
                              ------------------------------
                              subsidiary 100% owned by RGA, engaged in business as a life, annuity, disability and survivorship insurer.

                              RGA Reinsurance Company:  subsidiary of
                              -----------------------
                              Reinsurance Group of America engaged in the reinsurance business.

                                    Fairfield Management Group, Inc. (fka
                                    -------------------------------------
                                    Great Rivers Holding Company):  100%
                                    -----------------------------
                                    owned subsidiary.

                                          Reinsurance Partners, Inc. (fka
                                          -------------------------------
                                          Adrian Baker Reinsurance
                                          ------------------------
                                          Intermediaries, Inc.):
                                          ---------------------
                                          wholly-owned subsidiary of
                                          Fairfield Management Group, Inc.,
                                          engaged in business as a reinsurance
                                          brokerage company.

                                          Great Rivers Reinsurance Management,
                                          ------------------------------------
                                          Inc.:  wholly-owned subsidiary of
                                          ----
                                          Fairfield Management Group, Inc.,
                                          acting as a reinsurance manager.

                                          RGA (U.K.) Underwriting Agency
                                          ------------------------------
                                          Limited:  80% owned by Fairfield
                                          -------
                                          Management Group, Inc.

                              RGA Reinsurance Company (Barbados) Ltd.:
                              ---------------------------------------
                              subsidiary of Reinsurance Group of America, Incorporated formed to engage in the exempt insurance business.

                                    RGA/Swiss Financial Group, L.L.C.:  40%
                                    ---------------------------------
                                    owned subsidiary formed to market and
                                    manage financial reinsurance business to be assumed by RGA Reinsurance Company.

                              RGA International Ltd.:  a New Brunswick
                              ----------------------
                              corporation wholly-owned by Reinsurance Group of America, existing to hold Canadian reinsurance operations.

                                    RGA Canada Management Company, Ltd.:  a
                                    -----------------------------------
                                    New Brunswick corporation wholly-owned by
                                    G.A. Canadian Holdings, existing to
                                    accommodate Canadian investors.


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                                          RGA Life Reinsurance Company of
                                          -------------------------------
                                          Canada:  wholly-owned by RGA
                                          ------
                                          Canada Management Company, Ltd.

                        RGA Holdings Limited:  holding company formed in the
                        --------------------
                        United Kingdom to own two operating companies: RGA Managing Agency Limited and RGA Capital Limited.

                              RGA Managing Agency Limited:  company has
                              ---------------------------
                              applied to Lloyd's of London for registration as a managing agent or underwriter.

                              RGA Capital Limited:  company has applied to
                              -------------------
                              Lloyd's of London for admission as the sole corporate member of a new Lloyd's syndicate which will underwrite accident and health business.

                        RGA Insurance Company (Bermuda) Limited:  subsidiary
                        ---------------------------------------
                        formed to engage in insurance business.

                        RGA Australian Holdings Pty Limited:  holding company
                        -----------------------------------
                        formed to own RGA Reinsurance Company of Australia Limited.

                              RGA Reinsurance Company of Australia Limited:
                              --------------------------------------------
                              formed to reinsure the life, health and
                              accident business of non-affiliated Australian insurance companies.

                  Security Equity Life Insurance Company:  wholly-owned
                  --------------------------------------
                  subsidiary, domiciled in New York, engaged in the business of selling life insurance and annuities.

                  General American Holding Company:  wholly-owned subsidiary
                  --------------------------------
                  owning non-insurance subsidiaries.

                        Conning Corporation:  63% owned, second-tier
                        -------------------
                        subsidiary formed to own the Conning companies (with the remainder owned by the public).

                              Conning, Inc.:  a holding company organized
                              -------------
                              under Delaware law.

                                    Conning & Company:  a Connecticut
                                    -----------------
                                    corporation engaged in providing asset
                                    management and investment advisory
                                    services as well as insurance research
                                    services.

                                          Conning Asset Management Company:
                                          --------------------------------
                                          a Missouri corporation engaged in
                                          providing investment advice.


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                        Consultec, Inc.:  wholly-owned, second-tier
                        ---------------
                        subsidiary engaged in providing data processing services for government entities.

                        Genelco Incorporated:  wholly-owned, second-tier
                        --------------------
                        subsidiary engaged in the sale of computer software and in providing third party administrative services.

                              International Underwriting Services,
                              ------------------------------------
                              Incorporated:  88.3% owned by Genelco.
                              ------------
                              Provides third party underwriting services to insurance companies.

                              Genelco de Mexico:  99% owned by Genelco
                              -----------------
                              Incorporated, engaged in licensing of Genelco software products in Latin America.

                              Genelco Software, S.A.:  99% owned by Genelco
                              ----------------------
                              Incorporated, engaged in licensing of Genelco software products in Spain.

                              Cova Life Administration Services Company:  51%
                              -----------------------------------------
                              owned.  Provides administrative services for
                              Cova annuities.  (49% owned by Cova Life
                              Management Company.)

                        Red Oak Realty Company:  wholly-owned, second-tier
                        ----------------------
                        subsidiary formed for the purpose of investing in and operating real estate.

                        GenMark Incorporated:  wholly-owned, second-tier
                        --------------------
                        subsidiary company acting as distribution company.

                              Stan Mintz Associates, Inc.:  wholly-owned
                              ---------------------------
                              subsidiary purchased to maintain a significant marketing presence in the Madison, Wisconsin area upon the retirement of General Agent Stan Mintz.

                        White Oak Royalty Company:  wholly-owned, second-tier
                        -------------------------
                        subsidiary formed to own mineral interests.

                  Symbience, L.L.C.:  60% owned by General American;
                  -----------------
                  administers notification, billing, and collection of insurance premiums for group employee welfare benefit plans.

Mutual funds associated with General American Life Insurance Company:

      General American Capital Company

      The Walnut Street Funds, Inc.

                                    C-25